Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Horizon Therapeutics plc of our report dated February 24, 2021 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Horizon Therapeutics plc’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 30, 2021